UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

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FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2010

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BANCORP RHODE ISLAND, INC.
(Exact name of registrant as specified in its charter)

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Rhode Island
(State or other jurisdiction of incorporation)
333-33182	05-0509802
(Commission File Number)	(IRS Employer Identification Number)

One Turks Head Place, Providence, Rhode Island 02903
(Address of principal executive offices)

(401) 456-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 22, 2010, the Compensation Committee (the “Committee”) of the Board of Directors of Bancorp Rhode Island, Inc. (the “Company”) approved the Bancorp Rhode Island, Inc. and Bank Rhode Island Executive Annual Incentive Plan (the Plan”).  The Plan defines an “Award” as a cash incentive payment made to a Participant under the Plan. The Plan is effective January 1, 2010 (the “Effective Date”), and shall remain in effect until it is terminated by the Committee.  A copy of the Plan is attached hereto as Exhibit 99.1.

Eligibility.  Only Executive Officers will be eligible to receive Awards under the Plan. “Executive Officer” means the Chief Executive Officer (“CEO”) and any other person who has been identified as an executive officer of the Company or its subsidiary, Bank Rhode Island (the “Bank”), in filings with the Securities and Exchange Commission. As of the Plan’s Effective Date, Participants in the Plan include the Company’s top four executives (CEO, Chief Financial Officer, Chief Information Officer, and Chief Lending Officer).  New Participants will be nominated by the CEO and approved by the Committee.  Executive Officers hired after September 30 of any year are not eligible to participate in the Plan until the following year, unless the Committee approves an exception.  Participants with less than one year of service will receive a prorated Award based on length of service. Newly elected Executive Officers will participate in the Plan upon election to Executive Officer status, nomination by the CEO and approval by the Committee.

Participants must maintain a performance level of “Meets Expectations” in the Company’s annual performance appraisal for all salaried (exempt) employees to be eligible for an Award under the Plan.  Participants who terminate employment during the Plan year or prior to the payout date (other than in the case of death, disability or retirement or as the Committee may otherwise determine in its sole discretion) will not be eligible to receive an Award with respect to such Plan year.

Performance Goals.  Awards will be based on a combination of Company and Bank strategic, division and individual performance.  Annually, the Committee shall establish in writing one or more performance goals which, when measured at the end of the Performance Period, shall determine the amount of the Award to be paid to the Participant (“Performance Goals”).  Performance Goals may be based on any of the following criteria: (i) earnings or net income, (ii) earnings per share, (iii) return on equity, (iv) return on assets, (v) revenues, (vi) expenses, (vii) one or more operating ratios, (viii) stock price, (ix) shareholder return, (x) market share, (xi) asset growth, (xii) loan growth, (xiii) deposit or core deposit growth, (xiv) net interest margin, (xv) non-interest income; (xvi) charge-offs, (xvi) credit or asset quality, (xvii) non-performing loan or asset measures, (xviii) one or more capital ratios, (xix) implementation of capital projects, (xx) employee training and/or morale, (xxi) customer satisfaction measures, (xxii) internal control and regulatory compliance measures, (xxiii) risk management measures, (xxiv) the accomplishment of mergers, acquisitions, dispositions or similar extraordinary business transactions, and (xxv) such other business criteria and performance measures as the Committee may deem appropriate.  The Performance Goals selected in any case need not be applicable across the Company, but may be particular to an individual’s function or business unit.

The Committee may establish one or more Performance Goals which must be achieved in order for the Plan to activate (“Performance Gate”).  If the Company does not achieve the level of performance specified by the Committee as a Performance Gate, no Awards will be earned or paid under the Plan.

Annual Performance Goals will include measures tied to financial performance, the annual and strategic plan implementation and risk management.  Performance Goals will have quantitative targets, but may also provide for qualitative assessments.  Each Participant’s performance will be measured on a 1-5 scale with 3 being at target or within the specified target range and the other rankings being interpolated from the target (with fractional ratings allowed, e.g., 3.5).

At least 20% of the total Award opportunity will be based upon individual contributions of the Participant evaluated against specific assigned responsibilities and measures tied to the annual and strategic plans and risk management. The specific measures and the weights of each measure will be established annually by the Committee and may vary for each Participant.

Award Opportunity.  Each Participant will have a target award (expressed as a percentage of base salary as of the end of the Performance Period) and range that defines his or her incentive opportunity.  The target award (expressed as a percentage of base salary) will be 54% for the CEO and 45% for the other Participants. Under the Plan, Awards will range from 50% (for achieving the threshold level performance) to 120% of the target (for exceptional performance).  No award shall be paid with respect to a specific Performance Goal if the Participant fails to achieve the threshold or “2” rated performance level set for such Performance Goal.  The range between threshold and stretch performance targets will be established annually for each Performance Goal.  The threshold, target and stretch measures will be established separately and will not necessarily be the same as the Award payout percentages. Each Participant’s Award opportunity shall be allocated according to the weights for each performance measure established by the Committee in connection with establishing the annual Performance Goals.

Award Payouts.  Performance with respect to Performance Goals will be evaluated against target performance levels and a performance rating on a scale of 1 to 5 will be assigned for each Performance Goal as follows:

1 (Below Threshold) - Performance was not at a level to warrant a payout.
2 (Threshold) - Although the target level of performance was not achieved, performance was within acceptable range and warrants a reduced payout.
3 (Target) - Achieved expectations/goal/plan.
4 (Exceeds) - Performance is above target/plan.  Where peer/industry comparison is appropriate, reflects performance above standards for the industry.
5 (Stretch) - Exceptional performance that far exceeds expectations. Where peer/industry comparison is appropriate, would reflect performance in the top decile of performance.

The Award payout for each Performance Goal will be determined by the assigned performance rating and related payout range.  Performance of each specific Performance Goal shall be calculated independently to determine the amount of the Award for each Performance Goal.  The sum of the Awards for each Performance Goal will determine the total Award to a Participant. Awards will be paid in cash within 75 days following the end of the calendar year after the Company’s financial results are reported and performance against Performance Goals can be measured and evaluated.

Administration.  The Plan shall be administered by the Committee. The Committee has full and final authority, in each case subject to, and consistent with, the provisions of the Plan, to select Executive Officers to become Participants, grant Awards, determine the annual Performance Goals, and the amount and other terms and conditions of, and all other matters relating to, Awards, construe and interpret the Plan and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Any determination by the Committee will be final and binding on all Participants.

The Plan is designed to encourage focus on the Company’s annual business plan goals while providing the flexibility and discretion needed to be responsive to the Company’s business needs.  The Committee has the right to apply positive or negative discretion in determining the amount of any Award as needed to reflect business environment and market conditions that may affect the Company’s performance.

Item 9.01.  Financial Statements and Exhibits

(c)           Exhibits

Exhibit No.                      Exhibit

99.1	Executive Annual Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCORP RHODE ISLAND, INC.

Date February 26, 2010	By:	/s/ Linda H. Simmons
Linda H. Simmons
Chief Financial Officer